  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 2003.
                                                   REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 72-1133047
    (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization)              Identification Number)

                   363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                              HOUSTON, TEXAS 77060
          (Address of principal executive offices, including zip code)
                             ----------------------
                          NEWFIELD EXPLORATION COMPANY
                            2000 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                                TERRY W. RATHERT
                          NEWFIELD EXPLORATION COMPANY
                    363 N. SAM HOUSTON PARKWAY E. SUITE 2020
                              HOUSTON, TEXAS 77060
                    (Name and address of agent for service)
                                 (281) 847-6000
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                                James H. Wilson
                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                              Houston, Texas 77002
                                 (713) 758-2222

                        CALCULATION OF REGISTRATION FEE

================================ =================== ==================== ===================== ===================
                                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
      TITLE OF SECURITIES           AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION
       TO BE REGISTERED           REGISTERED(1)(2)        PER SHARE              PRICE                 FEE
-------------------------------- ------------------- -------------------- --------------------- -------------------
Common Stock (including
attached preferred share
purchase rights)...............   2,000,000 shares       $32.44 (3)           $64,880,000             $5,969
================================ =================== ==================== ===================== ===================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") this registration statement also covers any additional shares of common stock which become issuable under the antidilution provision of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the registrant's outstanding shares of common stock.
(2) A total of 2,000,000 shares of Common Stock issuable pursuant to the terms of the Newfield Exploration Company 2000 Omnibus Stock Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-55110).
(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of registrant's common stock as reported on the New York Stock Exchange on February 18, 2003.

===============================================================================

                                EXPLANATORY NOTE

         On February 6, 2001, Newfield Exploration Company (the "Company") filed a Registration Statement on Form S-8 (File No. 333-55110) (the "Initial Form S-8") with respect to an aggregate of 2,500,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock") issuable in accordance with the terms of the Newfield Exploration Company 2000 Omnibus Stock Plan, the Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan and the Newfield Exploration Company 2001 Employee Stock Purchase Plan. On February 14, 2002, the Board of Directors of the Company amended and restated the Newfield Exploration Company 2000 Omnibus Stock Plan (as amended and restated, the "Plan") principally to increase the number of shares of Common Stock authorized for issuance thereunder from 2,000,000 to 4,000,000. At the annual meeting of stockholders of the Company held on May 2, 2002, the stockholders of the Company also approved the Plan. Accordingly, this registration statement is being filed to register such 2,000,000 additional shares of Common Stock, and the contents of the Initial Form S-8 are incorporated by reference herein. In addition, pursuant to General Instruction
E. to Form S-8, all required opinions and consents are filed as exhibits hereto.



                                    EXPERTS

         The consolidated financial statements incorporated in this registration statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our change in accounting method for our derivatives and hedging activities and our crude oil inventories as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of EEX Corporation appearing in EEX Corporation's Annual Report (Form 10-K) for the year ended December 31, 2001 incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about EEX's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of February, 2003.

                             NEWFIELD EXPLORATION COMPANY




                             By:    /s/ Terry W. Rathert
                                -----------------------------------------------
                                    Terry W. Rathert
                                    Vice President and Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Trice, Terry W. Rathert, Brian
L. Rickmers and C. William Austin, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 12th day of February, 2003.

         SIGNATURE                                    TITLE
         ---------                                    -----
     /s/ David A. Trice          President and Chief Executive Officer and Director
     -------------------                   (Principal Executive Officer)
       David A. Trice



    /s/ Terry W. Rathert             Vice President and Chief Financial Officer
    ---------------------                     (Principal Financial Officer)
      Terry W. Rathert



   /s/ Brian L. Rickmers              Controller (Principal Accounting Officer)
   ----------------------
     Brian L. Rickmers



  /s/ Philip J. Burguieres                            Director
  -------------------------
    Philip J. Burguieres



 /s/ Charles W. Duncan, Jr.                           Director
 ---------------------------
   Charles W. Duncan, Jr.



     /s/ Joe B. Foster                                Director
     -------------------
       Joe B. Foster

         SIGNATURE                                    TITLE
         ---------                                    -----


    /s/ Claire S. Farley                              Director
    ---------------------
      Claire S. Farley



   /s/ Dennis R. Hendrix                              Director
   ----------------------
     Dennis R. Hendrix



    /s/ Terry Huffington                              Director
    ---------------------
      Terry Huffington



    /s/ Howard H. Newman                              Director
    ---------------------
      Howard H. Newman



    /s/ Thomas G. Ricks                               Director
    --------------------
      Thomas G. Ricks



   /s/ David F. Schaible                              Director
   ----------------------
     David F. Schaible



     /s/ C. E. Shultz..                               Director
     -------------------
        C.E. Shultz

                               INDEX TO EXHIBITS


     5.1  Opinion of Vinson & Elkins L.L.P.

     23.1 Consent of PricewaterhouseCoopers LLP

     23.2 Consent of Ernst & Young LLP

     23.3 Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

     24.1 Powers of Attorney (included on the signature page to this registration statement)